UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2021

PORCH GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39142	83-2587663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 1st Avenue South, Suite 300
Seattle, Washington	98134
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On September 13, 2021, Porch Group, Inc. (the “Company”) issued a press release made pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing the upsizing and pricing of a private offering of $385 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2026 (the “notes”). The size of the notes offering has been upsized from $350 million to $385 million. The Company has also granted initial purchasers of the notes an option to purchase, exercisable within the 30-day period immediately following the pricing date of the Offering, up to an additional $40 million aggregate principal amount of the notes. The notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

As discussed in the press release, in connection with the pricing of the notes, the Company entered into privately negotiated capped call transactions with Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Bank of Montreal and Jefferies International Limited. The full text of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the notes, shares of Company common stock or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued on September 13, 2021 by Porch Group, Inc. regarding pricing of notes offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2021	PORCH GROUP, INC.

	By:	/s/ Martin L. Heimbigner
Martin L. Heimbigner Chief Financial Officer